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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Carolina National Corporation

We consent to the inclusion of our report dated March 16, 2007, with respect to the consolidated financial statements of Carolina National Corporation and subsidiary in the 2006 Annual Report on Form 10-KSB and to the reference to our firm under the heading "Experts" in this Registration Statement and related Prospectus of First National Bancshares, Inc.

                      /s/ Elliott Davis, LLC

Columbia, South Carolina
October 5, 2007

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Consent of Independent Registered Public Accounting Firm